UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.____)

Filed by the Registrant ☒
Filed by a Party of other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential for Use of the Commission Only (as permitted by Rule 14s-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

South Plains Financial, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a‑6(i)(1) and 0‑11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

5219 City Bank Parkway
Lubbock, Texas 79407
(800) 687‑2265

ADDITIONAL INFORMATION REGARDING
THE 2020 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 19, 2020

The following Notice of Change of Location to Virtual-Only Meeting Format (the “Notice”) relates to the proxy statement of South Plains Financial, Inc., dated April 4, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s 2020 Annual Meeting of Shareholders, to be held on Tuesday, May 19, 2020 at 2:00 p.m., Central Time.  The Notice is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about May 5, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

5219 City Bank Parkway
Lubbock, Texas 79407
(800) 687‑2265

NOTICE OF CHANGE OF LOCATION
TO VIRTUAL-ONLY MEETING FORMAT
FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, MAY 19, 2020

South Plains Financial, Inc. (the “Company”) announced today that, due to the ongoing public health concerns with the coronavirus (COVID-19) pandemic, the Company’s Board of Directors voted to change the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) to be held solely by means of remote communication.  Shareholders will not be able to attend the Annual Meeting in person.  The previously announced date and time of the Annual Meeting have not changed and the Annual Meeting will begin promptly at 2:00 p.m., Central Time, on Tuesday, May 19, 2020.

Attendance and Participation

Shareholders of record as of the close of business on March 25, 2020, the record date for the Annual Meeting, may participate in the Annual Meeting by means of remote communication by logging onto the virtual meeting platform at www.virtualshareholdermeeting.com/SPFI2020 with your sixteen-digit control number provided on your proxy card or, if your shares of common stock of the Company are held in “street name,” on your broker’s or intermediary’s voting instruction card.  Individuals without a control number may attend the Annual Meeting as a guest using the link to the virtual meeting platform, but will not have the option to vote.  Those planning to participate in the Annual Meeting should connect to the virtual meeting platform at least 15 minutes prior to the start of the Annual Meeting.

Voting

Shareholders will have the opportunity to vote their shares during the Annual Meeting if participating by means of remote communication.  Whether or not you plan to attend the Annual Meeting, the Company encourages eligible shareholders to vote on the proposals prior to the Annual Meeting using the instructions provided in the proxy statement previously distributed.  The proxy card included with the proxy materials previously distributed should continue to be used to vote shares in connection with the Annual Meeting.

Questions

If you have a question pertaining to the business of the Annual Meeting, you must submit it in advance of the Annual Meeting.  Shareholders may submit questions until 11:59 p.m., Central Time, on Monday, May 18, 2020 by visiting www.proxyvote.com.  You should have your proxy card or, if your shares of common stock of the Company are held in “street name,” on your broker’s or intermediary’s voting instruction card on hand when accessing the website and following the instructions.  Each shareholder will be limited to no more than one question.  Questions pertinent to the business of the Annual Meeting will be read aloud and answered during the Annual Meeting, subject to time constraints.

Additional information regarding the rules of conduct and other materials for the Annual Meeting will be made available during the Annual Meeting on the virtual meeting platform at www.virtualshareholdermeeting.com/SPFI2020.  Please refer to the Annual Meeting materials previously filed by the Company with the Securities and Exchange Commission (“SEC”) for additional information about the Annual Meeting.

Shareholder List

The list of our shareholders entitled to vote at the Annual Meeting will be available for inspection by shareholders during the Annual Meeting at www.virtualshareholdermeeting.com/SPFI2020.

Technical Difficulties

Technical support for accessing the Annual Meeting through the virtual meeting platform will be available at www.virtualshareholdermeeting.com/SPFI2020 beginning at 1:45 p.m., Central Time, on Tuesday, May 19, 2020 through the conclusion of the Annual Meeting.  If you encounter any difficulties accessing the Annual Meeting through the virtual meeting platform during the Annual Meeting, please call: 1-800-586-1548 (toll-free) or 303-562-9288 (international callers).

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on Tuesday, May 19, 2020 at 2:00 p.m., Central Time:  The Annual Meeting proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available on SEC Filings page of the Company’s Investor Relations website, available at https://www.spfi.bank/financials-filings/sec-filings.  Additionally, you may access the Company’s proxy materials at www.proxyvote.com.